UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2020

Resort Savers, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	000-55319	46-19993448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

Level 11, Tower 4 Puchong Financial Corporate Centre (PFCC) Jalan Puteri 1/2 , Bandar Puteri, 47100 Puchong, Malaysia	47100
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 0086-0755-23106825

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RSSV	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or ByLaws: Change in Fiscal Year.

On May 28, 2020, Resort Savers, Inc. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State, whereby the Company changed its name to Phoenix Rising Companies, pursuant to and in accordance with Nevada Revised Statutes §78.390. Consistent with this Amendment to the Articles of Incorporation, the Company is preparing and shall file an application for name change and new trading symbol with FINRA.

The Company anticipates that the name change and new trading symbol will be approved by FINRA in the third quarter of 2020. At such time as the Company is assigned a new trading symbol, we will make a subsequent announcement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date June 5, 2020	By:	/s/ DS Chang
Ding-Shin "DS" Chang
President and Chief Executive Officer

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